UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2005
American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 South Bedford Road, Mt. Kisco, NY      10549

(Address of principal executive offices)      (Zip Code)
Registrant’s telephone number, including area code: (914) 242-7700
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1: EXCERPT OF AREP OIL & GAS LLC CONFIDENTIAL INFORMATION MEMO

Item 7.01. Regulation FD Disclosure.
     On November 10, 2005, our wholly-owned subsidiary, AREP Oil & Gas LLC, or AREP Oil & Gas, distributed a Confidential Information Memorandum, or the Memorandum, to a group of prospective lenders in connection with a proposed financing. AREP Oil & Gas holds a 50.1% ownership interest in National Energy Group, Inc., or NEGI, the managing membership interest in NEG Holding LLC, or NEG Holding, and the 100% ownership interest in each of TransTexas Gas Corporation and Panaco, Inc., which are now known as National Onshore, L.P. and National Offshore, L.P., respectively. The oil and gas operations consist of exploration, development, and production operations principally in Texas, Oklahoma, Louisiana and Arkansas and offshore in the Gulf of Mexico. The purpose of the proposed financing is, among other things, to purchase outstanding indebtedness of NEG Operating LLC, or NEG Operating, a wholly-owned subsidiary of NEG Holding, for approximately $131 million, to repay certain intercompany debt of approximately $85 million and to effect a cash distribution to our subsidiary, American Real Estate Holdings Limited Partnership, of approximately $274 million. The outstanding NEG Operating indebtedness is currently held by Mizuho Corporate Bank, Ltd., as administrative agent.
     The financing is expected to consist of a five-year $500 million secured revolving credit facility, of which $300 million would be funded at closing, and a six-year $200 million second-lien term loan. The revolver is expected to price at LIBOR plus 175 basis points and the term loan is expected to price at LIBOR plus 350 basis points.
     Certain excerpts of the Memorandum regarding the oil and natural gas properties of AREP Oil & Gas, including proved reserves and drilling locations as of June 30, 2005 and production data as of September 30, 2005, are attached as Exhibit 99.1. In addition, AREP Oil & Gas disclosed that at June 30, 2005:
•	NEG Operating’s PV-10% from future net cash flows at of $792.2 million included $470.0 million attributable to proved developed reserves and $322.2 million attributable to proved undeveloped reserves;

•	National Onshore’s PV-10% from future net cash flows of $365.4 million included $250.6 million attributable to proved developed reserves and $114.8 million attributable to proved undeveloped reserves; and

•	National Offshore’s PV-10% from future net cash flows of $186.6 million included $111.8 million attributable to proved developed reserves and $74.8 attributable to proved undeveloped reserves.
     All reserves are located in the continental United States and the Gulf of Mexico. The reserves were prepared using constant prices and costs in accordance with the published guidelines of the Securities and Exchange Commission, or the SEC. The net weighted average prices used in the calculations of the reserves at June 30, 2005, were $56.50 per barrel of oil and $7.08 per Mcf of natural gas. The estimation of reserves and future net revenues can be materially affected by the oil and natural gas prices used in preparing the reserve report.

     All reserves are evaluated at constant temperature and pressure which can affect the measurement of natural gas reserves. Estimated operating costs, development costs, abandonment costs, severance taxes and ad valorem taxes were deducted in arriving at the estimated future net cash flows. No provision was made for income taxes. The estimates set forth in the reserves in Exhibit 99.1 are considered to be economically recoverable under normal operating methods and existing conditions at the prices and operating costs prevailing at the dates indicated therein. There can be no assurance that these estimates are accurate predictions of future net cash flows from oil and natural gas reserves or their present value.
     Reservoir engineering is a subjective process of estimating the volumes of underground accumulations of oil and natural gas which cannot be measured precisely. The accuracy of any reserve estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserve estimates prepared by other engineers might differ from the estimates contained herein. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Future prices received for the sale of oil and natural gas may be different from those used in preparing these reports. The amounts and timing of future operating and development costs may also differ from those used. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act of 1934, as amended.
FORWARD-LOOKING STATEMENTS
This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of American Real Estate Partners, L.P. and its subsidiaries. Among these risks and uncertainties are risks related to our home fashion operations, including changes in the availability and price of raw materials, changes in customer preferences and changes in transportation costs and delivery times; risks related to our casino gaming and associated hotel, restaurant and entertainment operations, including the effects of regulation, substantial competition, rising operating costs and economic downturns; risks related to oil and gas exploration and production operations, including costs of drilling, completing and operating wells and the effects of regulation; risks related to our real estate activities including the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage, competition for investment properties , and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.
     Section 9 — Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit is deemed to be “furnished” and not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Excerpt of AREP Oil & Gas LLC Confidential Information Memorandum, dated November 10, 2005.
[signature page follows]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)

By:	American Property Investors, Inc. General Partner

	By:	/s/ Jon F. Weber

Jon F. Weber President
Date: November 10, 2005

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